                                   EXHIBIT 11

                                FRIEDMAN'S INC.

                STATEMENT RE:  COMPUTATION OF PER SHARE EARNINGS


                                                                       YEARS ENDED SEPTEMBER 30,
                                                                     1996                      1995
                                                                     ----                      ----
 Average shares outstanding  ...................                    12,779                    10,503
 Net effect of dilutive stock options  .........                       252                       219
                                                                   -------                   -------
          Total  ...............................                    13,031                    10,722
                                                                   =======                   =======

 Net Income  ...................................                   $13,833                   $10,427
 Per share amount  .............................                   $  1.06                   $  0.97